UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of
The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 20, 2004

CheckFree Corporation

(Exact name of registrant as specified in its charter)

Delaware	0-26802	58-2360335

(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

4411 East Jones Bridge Road, Norcross, Georgia	30092

(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (678) 375-3000

Not Applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.
Item 9.01 Financial Statements and Exhibits.
SIGNATURES
EXHIBIT INDEX
EXHIBIT 10.1
EXHIBIT 99.1

Item 1.01 Entry into a Material Definitive Agreement.

     CheckFree Corporation (“CheckFree”) announced today that on August 20, 2004, together with two of its subsidiaries, CheckFree Services Corporation and CheckFree Investment Corporation, it has entered into a revolving credit facility with certain lenders from time to time party thereto, SunTrust Bank, as Administrative Agent, Bank of America, N.A., as Syndication Agent and KeyBank National Association, US Bank and BNP Paribas, as Documentation Agents (the “Credit Facility”). A copy of the press release issued by CheckFree on August 25, 2004, announcing the Credit Facility, is attached hereto as Exhibit 99.1.

     The Credit Facility provides for up to $185 million in revolving credit loans, includes swingline loans and the issuance of letters of credit, and matures in three years. CheckFree, CheckFree Services Corporation and CheckFree Investment Corporation jointly and severally guarantee the loans and other obligations under the Credit Facility, the obligations under which are secured by a security interest in certain of the assets of CheckFree Services Corporation.

     Borrowings under the Credit Facility are subject to periodic interest payments and will bear interest at one of two rates, at CheckFree’s option, as described in the Credit Facility. There is a commitment fee payable to each lender in connection with borrowings under the Credit Facility, which shall accrue at an applicable percentage per annum, as described in the Credit Facility. The Credit Facility contains standard covenants regarding CheckFree meeting certain financial tests, and contains covenants which, among other things, limits the incurrence of additional indebtedness, investments, dividends, transactions with affiliates, asset sales, capital expenditures, mergers and consolidations, prepayments of other indebtedness, liens and other matters customarily restricted in such agreements. The Credit Facility also contains customary events of default, including, without limitation, payment defaults, material inaccuracy of representations and warranties, covenant defaults, cross-defaults to certain other agreements, indebtedness in excess of specified amounts, certain events of bankruptcy and insolvency, certain ERISA events, judgment defaults in excess of specified amounts, failure of any guaranty or security document supporting the Credit Facility to be in full force and effect and change in control.

     A copy of the Credit Facility is attached hereto as Exhibit 10.1.

     SunTrust Bank (“SunTrust”), the Administrative Agent under the Credit Facility, as well as the Issuing Bank, Swingline Lender and a Lender under the Credit Agreement, also provides CheckFree with various electronic payment processing services, including, but not limited to, access to the Automated Clearinghouse House Network and certain ACH processing, clearing and settlement services, pursuant to the Master Agreement between CheckFree Services Corporation, Bastogne, Inc. and SunTrust dated August 5, 2003 (which was filed as Exhibit 10(v) to our Form 10-K for the fiscal year ended June 30, 2003), an interest swap agreement with SunTrust which expires on July 31, 2004 and certain safekeeping and money management services to CheckFree. CheckFree Services Corporation provides electronic bill payment and presentment services to SunTrust pursuant to an Electronic Commerce Service Agreement dated November 18, 2002.

2

Item 9.01 Financial Statements and Exhibits.

(c)	Exhibits.

Exhibit No.	Description
10.1	Revolving Credit Agreement, dated August 20, 2004, among CheckFree Corporation, CheckFree Services Corporation and CheckFree Investment Corporation, as Borrowers, the lenders from time to time party thereto, SunTrust Bank, as Administrative Agent, Bank of America, N.A., as Syndication Agent and KeyBank National Association, US Bank and BNP Paribas, as Documentation Agents

99.1	Press Release, dated August 25, 2004.

3

SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CheckFree Corporation
Date: August 25, 2004	By:	/s/ David E. Mangum
David E., Mangum, Executive Vice President and Chief Financial Officer

4

EXHIBIT INDEX

Exhibit No.	Description
10.1	Revolving Credit Agreement, dated August 20, 2004, among CheckFree Corporation, CheckFree Services Corporation and CheckFree Investment Corporation, as Borrowers, the lenders from time to time party thereto, SunTrust Bank, as Administrative Agent, Bank of America, N.A., as Syndication Agent and KeyBank National Association, US Bank and BNP Paribas, as Documentation Agents.

99.1	Press Release, dated August 25, 2004